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                                                            EXHIBIT 10(xvi)


                                TEKTRONIX

            NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

                              March 17, 1994




TEKTRONIX, INC.
AN OREGON CORPORATION
PO BOX 1000
WILSONVILLE, OREGON  97070                                        TEKTRONIX





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                              TABLE OF CONTENTS


                                                                       PAGE

1.   Plan Administration                                                  1

2.   Deferral Election                                                    1

3.   Deferred Compensation Account                                        2

4.   Time and Manner of Payment                                           3

5.   Death                                                                4

6.   Termination; Amendment                                               4

7.   Claims Procedure                                                     5

8.   General Provisions                                                   5

9.   Effective Date                                                       6

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                                  TEKTRONIX

            NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

                                March 17, 1994


Tektronix, Inc.
an Oregon corporation
PO Box 1000
Wilsonville, Oregon  97070                                        Tektronix


     Members of the Tektronix Board of Directors who are not employees of Tektronix or an affiliate (Non-Employee Directors) are paid annual retainers and meeting fees, in cash, for service as directors of the company (Directors' Fees).

     In order to provide greater incentives for qualified persons to serve as Non-Employee Directors, Tektronix adopts this plan to allow the Non-Employee Director to elect from time to time to defer receipt of Directors' Fees.

     1.   PLAN ADMINISTRATION

          The Chief Executive Officer of Tektronix or delegate shall appoint one or more employees of Tektronix as Administrator of the plan. The Administrator shall interpret and administer the plan and for that purpose may make, amend or revoke rules and regulations at any time.

     2.   DEFERRAL ELECTION

          2.1 A Non-Employee Director may elect as provided below to defer all or a specified part of the Directors' Fees payable to the Director. An election shall be in writing on a form provided by the Administrator and shall specify the time and manner of payment of the deferred amounts in accordance with other provisions of this plan.

          2.2  An election under 2.1 shall be effective as follows:

                (a) Except as provided in (b) and 2.3, an election received by the Administrator on or before December 20 of any year shall be effective for fees payable for succeeding calendar years.

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                (b) An initial election shall be effective for all fees
payable after it is received if that occurs within 30 days after notice to a Director of whichever of the following is applicable:

                    (1)  Adoption of this plan.

                    (2) Commencement of the Director's eligibility to participate in this plan.

          2.3 An election shall continue in effect through the year in which the Director terminates it in writing or changes the amount deferred by submitting a new election. Such a notice or new election received on or before December 20 of any year shall be effective for succeeding calendar years and shall not affect fees deferred under the prior election.

          2.4 Tektronix may withhold from any deferral or from nondeferred fees payable at the same time any amounts required by applicable law and regulations.

     3.   DEFERRED COMPENSATION ACCOUNT

          3.1 Tektronix shall credit to a Director's deferred compensation account (the Account) each amount deferred by the Director under this plan. The Account shall be credited as of the day a deferred fee would otherwise have been paid to the Director.

          3.2 Until full payment of a Director's Account has been made to the Director or beneficiaries under this plan, Tektronix shall credit interest to the Account as follows:

                (a) The interest rate for each calendar quarter shall be the yield to maturity of the most recent 10 year U.S. Treasury Notes as of the close of the quarter.

                (b) Interest on undistributed balances shall accrue from the date deferrals are credited under 3.1 until the last installment is paid.

                (c) Interest shall be added to principal during the deferral period as of the last day of each calendar quarter. Installment payments shall be calculated by dividing the adjusted principal by the number of installments to be paid.

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Interest during the payment period shall be added to the second and subsequent installments of principal.

          3.3 Each Director's account shall be maintained on the books of Tektronix until full payment has been made to the Director or beneficiaries under this plan. No funds shall be set aside or earmarked for the Account, which shall be purely a bookkeeping device.

     4.   TIME AND MANNER OF PAYMENT

          4.1 Subject to 4.5 and 5.1 the Account shall be paid or payment commenced in the next January after one of the following Payment Dates as selected under 4.3:

                (a) The date the Director's service on the Tektronix
Board ends.

                (b) The date the Director reaches age 65 or a later age specified by the Director in the selection under 4.3.

                (c) The date that the criteria in both (a) and (b) have been met.

         4.2 Subject to 4.5 and 5.1 the Account shall be paid in one of the following ways as selected under 4.3:

                (a) In a single lump sum.

                (b) In not more than five substantially equal annual installments of principal plus interest.

          4.3 The time and manner of payment under 4.1 and 4.2 shall be selected by the Director as follows:

                (a) The selection shall be made in the deferral election.

                (b) The selection shall be irrevocable for the portion of the Account attributable to amounts deferred under the election in which the selection is made.

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                (c) If the time or method of payment is different under
different elections, the Account shall be appropriately divided for distribution.

          4.4 Tektronix may withhold from any payments any income tax or other amounts as required by law.

          4.5 If a Director has elected to defer payment of an amount, the Administrator may in its discretion make or commence payments earlier than the deferred date if, on application by the Director, the Administrator finds that financial hardship exists because of illness, accident, disability or other unexpected event creating a financial need.

     5.   DEATH

          5.1 A Director's account shall be payable under 5.2 on the Director's death regardless of the provisions of 4 above.

          5.2 On death of a Director the Account shall be paid in a single lump sum within 30 days after death in the following order of priority:

                (a) To the surviving beneficiaries designated by the Director in writing to the Administrator.

                (b) To the Director's surviving spouse.

                (c) To the Director's estate.

     6.   TERMINATION; AMENDMENT

          6.1 Tektronix may terminate this plan effective the first day of any year after notice to the Non-Employee Directors. On termination, amounts in an Account shall remain to the credit of the Account, shall continue to be credited with interest and shall be paid out in accordance with 3 and 4 above.

          6.2 Tektronix may amend this plan effective the first day of any calendar year after notice to the Non-Employee Directors.

          6.3 If the Internal Revenue Service rules that any amounts deferred under this plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid within 30 days to the Directors with Accounts.

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     7.   CLAIMS PROCEDURE

          7.1 Any person claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.

          7.2 If the claim or request is denied, the written notice of denial shall state the following:

                (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.

                (b) A description of any additional material or information required and an explanation of why it is necessary.

                (c) An explanation of the plan's review procedure.

          7.3 The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limited shall be 180 days.

          7.4 Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator. The original decision shall be reviewed by the Administrator which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          7.5 The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

     8.   GENERAL PROVISIONS

          8.1 All amounts of deferred compensation under this plan shall remain at all times the unrestricted assets of Tektronix and the promise to pay the deferred amounts shall at all times remain unfunded as to the Directors. The rights of Directors and beneficiaries under the plan shall only be as general creditors of Tektronix.

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          8.2  Any notice under this plan shall be in writing or by
electronic means and shall be received when actually delivered or, if mailed, when deposited postpaid as first class mail. Mail should be directed to Tektronix at the address stated in this plan, to a Director at the address stated in the Director's election or to such other address as either party may specify by notice to the other party.

          8.3 The interests of a Director or beneficiary under this plan are personal and no such interest may be assigned, seized by legal process or in any way subjected to the claims of any creditor.


    9.    EFFECTIVE DATE

          This plan shall be effective March 17, 1994.

          Adopted March 17, 1994


                               TEKTRONIX, INC.

                               By /S/ JEROME J. MEYER
                                   Jerome J. Meyer,
                                   Chairman of the Board

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